Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place  Suite 200  Wakefield, Massachusetts  01880  (781) 557-1300     www.franklinstreetproperties.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2016 Results

Wakefield, MA—July 26, 2016—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2016.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the third quarter begins, we continue to believe that full-year 2016 will mark the bottom of the reductive effects that our ongoing property portfolio transition is having on Funds From Operations (FFO). Our current forecast is for resumed FFO growth in 2017 propelled primarily from our projected realization of increased positive leasing metrics in our more recently acquired urban office properties, many of which contain meaningful value-add square footage, as well as from select new investments and redevelopment efforts.  We look forward with anticipation to the balance of 2016 and beyond.”

Highlights

•	Net Income was $1.6 million, or $0.02 per share, for the second quarter ended June 30, 2016, and FFO was $26.7 million or $0.27 per share for the second quarter ended June 30, 2016.
•

We are updating our full year FFO guidance for 2016 to be in the range of $1.03 to $1.06 per diluted share and, for the third quarter of 2016, we estimate FFO to be in the range of $0.25 to $0.26 per diluted share.

•	Adjusted Funds From Operations (AFFO) was $0.19 per share for the second quarter ended June 30, 2016.
•	Portfolio was approximately 90.1% leased as of June 30, 2016.
•	Expanded our presence in downtown Minneapolis, MN with the acquisition of Plaza Seven for $82 million.
•	Sold Lakeside Crossing I in Maryland Heights, MO for gross proceeds of $20.2 million.
•

On July 21, 2016, we extended the maturity of our $400 million term loan from September 27, 2017 to September 27, 2021.  On July 22, 2016, we entered into a forward interest rate swap that fixed the base LIBOR interest rate for that extension period at 1.12%.  Accordingly, based upon our credit rating as of June 30, 2016, the interest rate when the extension commences would be 2.57%.

Leasing Update

•	Our directly owned real estate portfolio of 35 properties totaling approximately 9.5 million square feet was approximately 90.1% leased as of June 30, 2016.
•	During the quarter, we leased approximately 421,000 square feet, of which approximately 381,000 square feet was with existing tenants.
•

Executed early lease renewals with (a) Citicorp Credit Services, Inc. for approximately 146,000 square feet at Northwest Point, Elk Grove, IL; (b) Amdocs, Inc. for approximately 70,000 square feet at Timberlake Corporate Center, Chesterfield, MO; and (c) American Systems Corporation for approximately 57,000 square feet at Meadow Point, Chantilly, VA.

Acquisition and Disposition Update

•	Acquired Plaza Seven in downtown Minneapolis, MN on June 6, 2016 for $82 million.
•

Entered into a Purchase and Sale Agreement to acquire an urban infill Class “A” office property located in Midtown Atlanta for a gross purchase price of $45.5 million.  This potential acquisition remains subject to our satisfactory completion of a due diligence inspection period. We anticipate that the closing will occur by the end of August 2016 and first full year cash and GAAP yields will each be approximately 6.7%.

•	Sold Lakeside Crossing I in Maryland Heights, MO on April 5, 2016 for $20.2 million.
•	Classified our office property located in Federal Way, WA, as an asset held for sale.

801 Marquette Avenue, Minneapolis, MN Development Update

•	Interior demolition and construction work expected to commence during the third quarter.
•	Anticipate launching our full marketing campaign during the third quarter with our leasing team at CBRE and with newly created leasing materials.
•	Expected costs are anticipated to total between $15 and $20 million including all leasing expenses, and should result in about 120,000 RSF.
•	Upon completion, expect rents of approximately $15-$18 net per square foot compared to previously expired rents of about $4.75 net per square foot.

Dividend Update

On July 8, 2016, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended June 30, 2016 of $0.19 per share of common stock that will be paid on August 11, 2016 to stockholders of record on July 22, 2016.

Non-GAAP Financial Information

A reconciliation of Net Income to FFO and AFFO and our definitions of FFO and AFFO can be found on Supplementary Schedule H.

FFO Guidance

We are updating our full year FFO guidance for 2016 to be in the range of $1.03 to $1.06 per diluted share and, for the third quarter of 2016, we estimate FFO to be in the range of $0.25 to $0.26 per diluted share.  This guidance (a) excludes the impact of future acquisitions, developments, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and general and administrative expenses; and (c) reflects our current expectations of economic conditions.  We will update guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of June 30, 2016.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

________________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for July 27, 2016 at 10:00 a.m. (ET) to discuss the second quarter 2016 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014.  To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2016	2015	2016	2015

Revenue:
Rental	$59,453	$58,801	$117,813	$117,814
Related party revenue:
Management fees and interest income from loans	1,337	1,412	2,770	2,885
Other	17	20	37	41
Total revenue	60,807	60,233	120,620	120,740

Expenses:
Real estate operating expenses	14,929	14,644	30,221	30,000
Real estate taxes and insurance	10,154	9,469	19,304	19,517
Depreciation and amortization	22,352	23,207	44,797	45,879
Selling, general and administrative	3,494	3,401	7,024	7,092
Interest	6,417	6,365	12,850	12,552
Total expenses	57,346	57,086	114,196	115,040

Income before interest income, equity in losses of non-consolidated REITs, other, gain (loss) on sale of properties and property held for sale, less applicable income tax and taxes	3,461	3,147	6,424	5,700
Interest income	—	—	—	1
Equity in losses of non-consolidated REITs	(86)	(38)	(372)	(360)
Other	(1,009)	—	(1,009)	—
Gain (loss) on sale of properties and property held for sale, less applicable income tax	(643)	948	(643)	11,410

Income before taxes on income	1,723	4,057	4,400	16,751
Taxes on income	111	154	209	315
Net income	$1,612	$3,903	$4,191	$16,436

Weighted average number of shares outstanding, basic and diluted	100,187	100,187	100,187	100,187

Net income per share, basic and diluted	$0.02	$0.04	$0.04	$0.16

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2016	2015
Assets:
Real estate assets:
Land	$172,205	$170,021
Buildings and improvements	1,667,507	1,637,066
Fixtures and equipment	2,771	2,528
	1,842,483	1,809,615
Less accumulated depreciation	315,547	299,991
Real estate assets, net	1,526,936	1,509,624
Acquired real estate leases, less accumulated amortization of $121,865 and $112,844, respectively	104,350	108,046
Investment in non-consolidated REITs	76,289	77,019
Asset held for sale	9,275	—
Cash and cash equivalents	7,524	18,163
Restricted cash	3	23
Tenant rent receivables, less allowance for doubtful accounts of $200 and $130, respectively	3,268	2,898
Straight-line rent receivable, less allowance for doubtful accounts of $50 and $50, respectively	50,196	48,502
Prepaid expenses and other assets	5,875	5,484
Related party mortgage loan receivables	79,310	118,641
Other assets: derivative asset	—	1,132
Office computers and furniture, net of accumulated depreciation of $1,438 and $1,333, respectively	385	484
Deferred leasing commissions, net of accumulated amortization of $21,210 and $20,002, respectively	32,006	28,999
Total assets	$1,895,417	$1,919,015

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$310,000	$290,000
Term loans payable, less unamortized financing costs of $1,887 and $2,353, respectively	618,113	617,647
Accounts payable and accrued expenses	41,498	49,489
Accrued compensation	2,170	3,726
Tenant security deposits	4,693	4,829
Other liabilities: derivative liabilities	14,913	8,243
Acquired unfavorable real estate leases, less accumulated amortization of $10,420 and $9,368, respectively	9,047	9,425
Total liabilities	1,000,434	983,359

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive loss	(13,904)	(7,111)
Accumulated distributions in excess of accumulated earnings	(364,679)	(330,799)
Total stockholders’ equity	894,983	935,656
Total liabilities and stockholders’ equity	$1,895,417	$1,919,015

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Six Months Ended
	June 30,
(in thousands)	2016	2015
Cash flows from operating activities:
Net income	$4,191	$16,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	45,830	46,913
Amortization of above market lease	82	(32)
Equity in losses of non-consolidated REITs	372	360
Hedge ineffectiveness	1,009	—
Gain (loss) on sale of properties and property held for sale, less applicable income tax	643	(11,410)
Increase (decrease) in allowance for doubtful accounts	70	(75)
Changes in operating assets and liabilities:
Restricted cash	20	694
Tenant rent receivables	(440)	1,922
Straight-line rents	(1,975)	(643)
Lease acquisition costs	(252)	(231)
Prepaid expenses and other assets	(958)	196
Accounts payable, accrued expenses and other items	(7,776)	(4,306)
Accrued compensation	(1,398)	(1,431)
Tenant security deposits	(136)	66
Payment of deferred leasing commissions	(6,898)	(2,737)
Net cash provided by operating activities	32,384	45,722
Cash flows from investing activities:
Property acquisitions	(60,844)	(66,104)
Acquired real estate leases	(12,951)	(10,604)
Property improvements, fixtures and equipment	(10,904)	(10,333)
Distributions in excess of earnings from non-consolidated REITs	359	54
Repayment of related party mortgage loan receivable	39,331	—
Proceeds received on sales of real estate assets	20,058	55,659
Net cash used in investing activities	(24,951)	(31,328)
Cash flows from financing activities:
Distributions to stockholders	(38,072)	(38,072)
Borrowings under bank note payable	95,000	95,000
Repayments of bank note payable	(75,000)	(63,000)
Net cash used in financing activities	(18,072)	(6,072)
Net increase (decrease) in cash and cash equivalents	(10,639)	8,322
Cash and cash equivalents, beginning of year	18,163	7,519
Cash and cash equivalents, end of period	$7,524	$15,841

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2016	436,223	4.6%
2017	767,294	8.0%
2018	1,147,500	12.0%
2019	1,302,896	13.7%
2020	780,183	8.2%
Thereafter (2)	5,088,958	53.5%
	9,523,054	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 939,704 square feet of current vacancies.

(dollars & square feet in 000's)	As of June 30, 2016
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	9	$360,991	23.7%	2,418	25.4%
Colorado	5	426,002	28.0%	2,010	21.1%
Georgia	4	285,943	18.8%	1,838	19.3%
Virginia	4	92,186	6.0%	685	7.2%
Minnesota (a)	2	87,278	5.7%	632	6.6%
Missouri	2	45,478	3.0%	350	3.7%
North Carolina	2	54,422	3.6%	322	3.4%
Illinois	2	43,732	2.9%	372	3.9%
Maryland	1	50,304	3.3%	325	3.4%
Florida	1	41,279	2.7%	213	2.2%
Indiana	1	31,068	2.0%	205	2.2%
California	1	3,776	0.3%	36	0.4%
Washington (b)	1	—	0.0%	117	1.2%
Total	35	$1,522,459	100.0%	9,523	100.0%

(a)	Excludes approximately $4,477, which is our investment in a property being redeveloped.
(b)	Includes asset held for sale of $9,275.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

Owned Portfolio

			Six Months			Six Months
	Three Months Ended		Ended	Three Months Ended		Ended
	31-Mar-16	30-Jun-16	30-Jun-16	31-Mar-15	30-Jun-15	30-Jun-15
Tenant improvements	$1,929	$1,329	$3,258	$2,936	$3,420	$6,356
Deferred leasing costs	1,613	4,966	6,579	830	1,539	2,369
Non-investment capex	438	1,052	1,490	643	1,411	2,054
	$3,980	$7,347	$11,327	$4,409	$6,370	$10,779

Square foot & leased percentages	June 30,	December 31,
	2016	2015
Owned portfolio of commercial real estate
Number of properties (a)	35	36
Square feet	9,523,054	9,494,953
Leased percentage	90.1%	91.6%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,396,071	1,396,071
Leased percentage	73.1%	73.5%

Single Asset REITs (SARs) managed
Number of properties	5	7
Square feet	1,075,135	1,487,026
Leased percentage	86.1%	77.0%

Total owned, investments & managed properties
Number of properties	42	45
Square feet	11,994,260	12,378,050
Leased percentage	87.8%	87.8%
(a)	Excludes property in redevelopment in 2016.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Jun-16	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	861,000	66.4%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	83.7%	27.0%
			1,396,071	73.1%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-16	Leased (2)	30-Jun-16	Leased (2)

1	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
2	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
3	MEADOW POINT	Chantilly, VA	138,368	100.0%	100.0%	100.0%	100.0%
4	TIMBERLAKE	Chesterfield, MO	234,023	95.4%	95.4%	96.3%	96.3%
5	FEDERAL WAY	Federal Way, WA	117,010	61.6%	65.1%	61.6%	61.6%
6	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE EAST	Chesterfield, MO	116,197	96.2%	96.2%	96.2%	96.2%
8	PARK TEN	Houston, TX	157,460	63.1%	63.1%	65.4%	63.9%
9	ADDISON	Addison, TX	289,755	93.4%	93.4%	97.7%	95.6%
10	COLLINS CROSSING	Richardson, TX	300,887	100.0%	100.0%	100.0%	100.0%
11	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
12	RIVER CROSSING	Indianapolis, IN	205,059	91.1%	91.1%	91.7%	91.7%
13	LIBERTY PLAZA	Addison, TX	218,934	80.9%	81.5%	81.7%	81.7%
14	INNSBROOK	Glen Allen, VA	298,456	100.0%	100.0%	100.0%	100.0%
15	380 INTERLOCKEN	Broomfield, CO	240,185	97.1%	97.1%	93.2%	93.2%
16	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	85.0%	85.0%	90.4%	90.4%
19	390 INTERLOCKEN	Broomfield, CO	241,751	84.6%	84.6%	94.6%	94.2%
20	EAST BALTIMORE	Baltimore, MD	325,445	83.6%	84.8%	83.7%	83.6%
21	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
	LAKESIDE CROSSING I	Maryland Heights, MO	—	100.0%	100.0%	(3)	(3)
22	LOUDOUN TECH	Dulles, VA	136,658	92.0%	92.0%	92.0%	92.0%
23	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
24	121 SOUTH EIGHTH ST	Minneapolis, MN	305,990	56.2%	56.2%	56.3%	56.2%
25	PLAZA SEVEN	Minneapolis, MN	326,068	(4)	(4)	96.4%	96.4%
26	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
27	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
28	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
29	909 DAVIS	Evanston, IL	194,980	88.8%	88.8%	80.4%	83.2%
30	ONE RAVINIA DRIVE	Atlanta, GA	386,603	94.8%	94.8%	94.8%	94.8%
31	TWO RAVINIA	Atlanta, GA	442,130	84.0%	82.2%	81.3%	82.4%
32	WESTCHASE I & II	Houston, TX	629,025	87.0%	87.0%	84.0%	84.0%
33	1999 BROADWAY	Denver, CO	676,379	83.0%	82.8%	80.0%	81.0%
34	999 PEACHTREE	Atlanta, GA	621,946	95.3%	95.1%	95.3%	95.3%
35	1001 17th STREET	Denver, CO	655,420	87.6%	87.9%	87.6%	87.6%
	TOTAL WEIGHTED AVERAGE		9,523,054	90.2%	90.2%	90.1%	90.1%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.
(3)	Property was sold April 5, 2016.
(4)	Property was acquired June 6, 2016.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2016

			% of
	Tenant	Sq Ft	Portfolio
1	Quintiles Transnational Corp	259,531	3.0%
2	CITGO Petroleum Corporation	248,399	2.9%
3	Newfield Exploration Company	234,495	2.7%
4	US Government	223,433	2.6%
5	Sutherland Asbill Brennan LLP	222,422	2.6%
6	Burger King Corporation	212,619	2.5%
7	Denbury Onshore, LLC	202,600	2.4%
8	SunTrust Bank	182,888	2.1%
9	Centene Management Company, LLC	179,637	2.1%
10	Citicorp Credit Services, Inc	176,848	2.1%
11	T-Mobile South, LLC dba T-Mobile	151,792	1.8%
12	Petrobras America, Inc.	144,813	1.7%
13	Murphy Exploration & Production Company	144,677	1.7%
14	Argo Data Resource Corporation	140,246	1.6%
15	Vail Corp d/b/a Vail Resorts	125,588	1.5%
16	Federal National Mortgage Association	123,144	1.4%
17	Kaiser Foundation Health Plan	120,979	1.4%
18	Giesecke & Devrient America	112,110	1.3%
19	Houghton Mifflin Harcourt Publishing Company	111,550	1.3%
20	Northrop Grumman Systems Corp	111,469	1.3%
	Total	3,429,240	40.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net Income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT)  FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2016	2015	2016	2015

Net income	$1,612	$3,903	$4,191	$16,436
Gain (loss) on sale of properties and property held for sale, less applicable income tax	643	(948)	643	(11,410)
GAAP loss from non-consolidated REITs	86	38	372	360
FFO from non-consolidated REITs	895	885	1,540	1,486
Depreciation & amortization	22,352	23,168	44,879	45,846
NAREIT FFO	25,588	27,046	51,625	52,718
Hedge ineffectiveness	1,009	—	1,009	—
Acquisition costs of new properties	134	142	134	142
Funds From Operations (FFO)	$26,731	$27,188	$52,768	$52,860

Funds From Operations (FFO)	$26,731	$27,188	$52,768	$52,860
Reverse FFO from non-consolidated REITs	(895)	(885)	(1,540)	(1,486)
Distributions from non-consolidated REITs	332	27	359	54
Amortization of deferred financing costs	517	517	1,034	1,034
Straight-line rent	(700)	(574)	(1,975)	(643)
Tenant improvements	(1,329)	(3,420)	(3,258)	(6,356)
Leasing commissions	(4,966)	(1,539)	(6,579)	(2,369)
Non-investment capex	(1,052)	(1,411)	(1,490)	(2,054)
Adjusted Funds From Operations (AFFO)	$18,638	$19,903	$39,319	$41,040

Per Share Data
EPS	$0.02	$0.04	$0.04	$0.16
FFO	$0.27	$0.27	$0.53	$0.53
AFFO	$0.19	$0.20	$0.39	$0.41

Weighted average shares (basic and diluted)	100,187	100,187	100,187	100,187

During the three months ended June 30, 2016 we changed the definition of FFO to exclude hedge ineffectiveness, which does not affect any prior period.  Our interest rate swaps effectively fix interest rates on our term loans, however, there is no floor on the variable interest rate of the swaps whereas the current term loans are subject to a zero percent floor. As a result there is a mismatch and the ineffective portion of the derivatives’ changes in fair value are recognized directly into earnings each quarter as hedge ineffectiveness. We believe that FFO excluding hedge ineffectiveness is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO,  as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO,  (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus deferred financing costs and (5) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.